UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2016

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01Entry into a Material Definitive Agreement

Experience Art & Design, Inc. on August 16, 2016 executed a Stock Purchase Agreement (SPA) with MBM Cleaners, LLC to acquire a Dry Cleaning Processing Plant and two drop centers located near Fort Myers on the West Coast of Florida. A copy of the SPA is furnished as Exhibit 10.01 attached to this report.  The operation will be re-branded under Metropolitan Dry Cleaners.  The combined entities currently generate over $400,000 and had generated over $1 million in previous years.  Metropolitan Dry Cleaners will implement pickup and delivery services, while expanding the drop centers to increase market share and revenue.

ITEM 7.01 Regulation FD Disclosure

On August 17, 2016 the Company issued a Press Release pertaining to its acquisition of a Dry Cleaning operation on the West Coast of Florida.  A copy of this release is furnished as Exhibit 99.1 attached to this report.  The Company elects to disclose the information in the press releases furnished pursuant to Regulation FD. The exhibits to this report relating to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01Financial Statements and Exhibits

10.01Asset Purchase Agreement dated as of August 16, 2016 by and between Experience Art and Design, Inc. and MBM Cleaners, LLC.

99.1Press Release date August 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: August 22, 2016	/s/Derrick Lefcoe
Derrick Lefcoe
Chief Executive Officer